                                                                     EXHIBIT 2.2


                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Purchase Agreement") is made and entered into as of the 12th day of September, 1996, by and between Brilliant Interactive, Inc., a corporation incorporated in the State of Delaware, United States of America ("BII") and Sega Ozisoft Pty. Limited, a company incorporated in the State of New South Wales, Australia ("Sega Ozisoft").

                                    RECITALS
                                    --------

     A. BII, through its wholly owned subsidiary, Brilliant Interactive Ideas, Pty. Ltd., a company incorporated in the State of New South Wales, Australia ("BII-Australia") based in Manly, Australia develops, produces and markets interactive, multimedia titles for the education and entertainment markets. BII-Australia is also working in conjunction with Sega Australia New Developments ("SAND"), a division of Sega Ozisoft, to produce a multipath movie under the title "Cyberswine." All rights, title and interest in and to the Cyberswine project, including patents, patent applications, copyrights, trademarks, service marks, characters, mask works, trade secrets and confidential information are hereinafter referred to as the "Cyberswine Property."

     B. SAND is in the process of developing a suite of software tools to enable the creation of multipath movies for distribution over various platforms (including all code, proprietary rights, patents, patent applications, copyrights, trademarks and other intellectual property rights related thereto, the "SAND Engine"). Sega Ozisoft has funded SAND since its inception. The assets used by SAND (the "SAND Assets") include without limitation (i) all assets utilized by such division in the development of the SAND Engine including all software (in object and source code form) included in the SAND Engine or any iteration or release thereof, documentation and hardware, software tools, all office furniture and supplies and any other equipment, (ii) any and all intellectual, proprietary or other rights to the SAND Engine (including patents, patent applications, copyrights, trademarks, service marks, characters, mask works, trade secrets and confidential information, the "SAND IP") and any future amendments, modifications or upgrades to the SAND IP, (iii) all rights to any and all revenue arising from the SAND Engine and the SAND IP, (iv) all contract rights of SAND (or of Sega Ozisoft which are directly related to the business of SAND) necessary to conduct the business of SAND, and (iv) any and all content produced by SAND or the SAND Engine relating to any and all current and future Cyberswine Property and other multipath movies developed by SAND ("Content").

     C. Sega Ozisoft desires to sell to BII, and BII desires to acquire from Sega Ozisoft, the Sand Assets on the terms and subject to the conditions set forth in this Purchase Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants set forth herein, the parties agree as follows:

1.   SALE AND TRANSFER OF SAND ASSETS

     1.1  Sale and Purchase; Purchased Assets.  On the Closing Date (as
          -----------------------------------
hereinafter defined) and on the terms and subject to the conditions set forth in this Purchase Agreement, Sega Ozisoft hereby sells, conveys, assigns, transfers and delivers to BII, free and clear of any and all liabilities, liens, claims, charges, encumbrances, mortgages, security interests, pledges, rights of offset, adverse claims, and restrictions of any type, kind or nature (collectively, "Liens"), good and marketable title to the SAND Assets and BII hereby purchases and acquires the SAND Assets from Sega Ozisoft by delivery of a convertible promissory note in the form of Attachment "C" hereto (the "Note") in the principal amount of $1,500,000 and which is mandatorily convertible upon the effectiveness of the proposed Offering (as defined in Section 6.2 below) into 176,471 newly issued shares (the "Conversion Shares"), subject to adjustment to reflect any stock splits, reverse stock splits or recapitalization, of the Common Stock of BII, receipt of which is hereby acknowledged by Sega Ozisoft.

     1.2  Further Actions.  Sega Ozisoft shall, at its sole cost and expense,
          ---------------
execute and deliver to, or obtain for, BII such other instruments of conveyance, transfer and assignment as shall be necessary or appropriate to vest in BII, good and marketable title in and to all of the SAND Assets, free and clear of any and all Liens, including without limitation, any governmental or third party consents, approvals, permits, assurances, releases or terminations of Liens or other security interests necessary for the consummation of the transactions contemplated by this Purchase Agreement.

2.   NO ASSUMPTION OF LIABILITIES

     2.1  Liabilities Not Assumed.  Except as otherwise expressly provided in
          -----------------------
this Agreement, BII shall not and does not assume any liabilities, obligations or commitments of Sega Ozisoft of any kind, known or unknown, contingent or otherwise, of whatsoever kind or nature, and the same shall remain the sole responsibility of Sega Ozisoft and Sega Ozisoft will indemnify and hold BII, its officers, directors and stockholders, and each of them, harmless from and against any and all such liabilities, expenses or obligations, including, but not limited to, (a) deferred expenses, trade account liabilities and capitalized leases; (b) product liability claims; (c) liabilities in respect of salaries, employee benefit plans, including obligations to employees for bonus and/or severance payments upon the sale of the Purchased Assets; (d) income, sales, transfer or other taxes, including taxes arising out of the transactions contemplated by this Purchase Agreement; or (e) legal expenses or other transaction costs associated with the transactions contemplated by this Purchase Agreement. BII will offer to hire or retain, on its customary basis, any or all of the employees or consultants of

SAND, but BII shall not assume or be bound by any of Sega Ozisoft's employment or consulting contracts or other obligations with respect to such employees and consultants.

     2.2  BII acknowledges the following:

     (a.) that it may not be possible by this Agreement to assign the contract rights included in the SAND Assets, including without limitations contracts for personal services and a lease of premises; and

     (b.) that it is the intention of the parties that BII shall take over the responsibilities of performance of the contracts included in the SAND Assets where it receives the benefit thereof.

     Where the consent of any party to any such contract is required for the purposes of the assignment of any of the SAND Assets, Sega Ozisoft and BII will each use its best efforts to secure such consent, including the entry into any novation of such contract, whereby Sega Ozisoft will be released from any further performance of such contract and BII will undertake such performance, effective prior to the Closing Date. Where such novation is not possible, BII will undertake the performance of such contract after the Closing Date on Sega Ozisoft's behalf, and indemnify Sega Ozisoft from any liability under such contract or arising incidental to its performance as a consequence of any act or omission on the part of BII on or after the Closing Date. This provision operates with respect to, but is not limited to, the contract(s) between Sega Ozisoft and BII with respect to the exploitation of the Cyberswine Property.

3.   THE CLOSING

     The Closing shall occur on that date (the "Closing Date") which is set forth in a written notice delivered to Sega Ozisoft from BII. The Closing Date may be selected by BII in its sole discretion but shall be no later than December 20, 1996.

4.   REPRESENTATIONS AND WARRANTIES OF SEGA OZISOFT

     As a material inducement to BII to enter into this Purchase Agreement and to perform its obligations hereunder, Sega Ozisoft represents and warrants to, and agrees with, BII as set forth below. The representations and warranties set forth below shall be effective as of the date of this Purchase Agreement and as of the Closing Date.

     4.1  Organization and Standing.  Sega Ozisoft is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of Australia. Sega Ozisoft has all requisite power and authority and all requisite permits necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted.

      4.2  Authorization.  Sega Ozisoft has the full power and authority
           -------------
(corporate and other) to enter into, execute and deliver this Purchase Agreement and to perform all of the transactions contemplated hereby and all of its obligations hereunder. All corporate proceedings have been taken and all corporate authorizations have been obtained which are necessary to authorize the execution, delivery and performance by Sega Ozisoft of this Purchase Agreement. This Purchase Agreement has been duly and validly executed and delivered by Sega Ozisoft and constitutes a valid and binding obligation of Sega Ozisoft, enforceable against Sega Ozisoft in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally from time to time in effect.

     4.3  Title to Assets.  Sega Ozisoft is the sole owner of, and holds, all
          ---------------
rights, title and interest in and to the SAND Assets free and clear of any Liens. Upon delivery to BII of the SAND Assets, BII shall have good and marketable title to the SAND Assets, free and clear of any Liens. The SAND Assets are in good operating condition, normal wear and tear excepted. The SAND Assets are not subject to any right of first refusal of any third party relating to the sale of any of the SAND Assets.

     4.4  No Infringement.  To the best of Sega Ozisoft's knowledge and belief,
          ---------------
as of the date hereof, the SAND IP and the Content does not infringe, contravene, or otherwise conflict with any patent, copyright, trademark, service mark or other intellectual property or proprietary rights of others.

     4.5  Investment Representations.  Sega Ozisoft has been advised that the
          --------------------------
Note and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under any state blue sky law, on the ground that no distribution or public offering of the Note or Conversion Shares is to be effected, and that in this connection BII is relying in part on the representations of Sega Ozisoft set forth in this Section 4.5. Sega Ozisoft represents and warrants to BII that:

          (a) Investment Intent. The Note to be issued to Sega Ozisoft pursuant
              -----------------
to this Purchase Agreement is being acquired, and the Conversion Shares if issued to Sega Ozisoft upon conversion of the Note will be acquired by Sega Ozisoft solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them.

          (b) Sophistication.  Sega Ozisoft is an experienced and sophisticated
              ---------------
investor, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Note and Conversion Shares. Sega Ozisoft has had, during the course of this transaction and prior to Sega Ozisoft's acquisition of the Note, the opportunity to ask questions of, and receive answers from, BII, BII-Australia and their respective management concerning BII, BII-Australia and the terms and conditions of this Purchase Agreement. Sega Ozisoft hereby acknowledges that Sega Ozisoft or Sega Ozisoft's representatives have received all such information as Sega Ozisoft considers necessary for evaluating the risks and merits of acquiring the Note and the Conversion Shares and for verifying the accuracy of any information furnished to Sega Ozisoft or to which Sega Ozisoft had access.

          (c) Accredited Investor.  Sega Ozisoft is an "accredited investor" for
              -------------------
purposes of Regulation D promulgated by the Commission under the Securities Act.

          (d) Addresses. Sega Ozisoft represents that Sega Ozisoft's address set
              ---------
forth in Section 8.1 is its true and correct address, and, if not its principal place of business, is the address from which the Sega Ozisoft negotiated the investment in the Note and Conversion Shares.

          (e) Transfer Restrictions. Sega Ozisoft understands the restrictions
              ---------------------
on resale and transfer of the Note and Conversion Shares imposed upon the holders thereof pursuant the Securities Act and this Purchase Agreement, and will abide by such resale and transfer restrictions.

          (f) Legend.  Sega Ozisoft understands and agrees that a legend will be
              ------
placed on the Note and the certificates representing the Conversion Shares which will state that such securities have not been registered under the Securities Act, and that any transfer or attempt to transfer such securities, except in a transaction exempt from the federal and applicable state securities laws or in a registered or qualified offering under federal and state securities laws, will be void and of no effect and will not be recognized by BII.

      4.6  Accuracy of Other Information.  None of the information contained in
           -----------------------------
this Purchase Agreement with respect to Sega Ozisoft or the SAND Assets, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not materially misleading. Sega Ozisoft has disclosed to BII all information known to Sega Ozisoft which Sega Ozisoft reasonably believes to be material to a decision by BII to enter into this Purchase Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF BII

     As a material inducement to Sega Ozisoft to enter into this Purchase Agreement and to perform its obligations hereunder, BII represents and warrants to and agrees with Sega Ozisoft as set forth below. The representations and warranties set forth below shall be effective as of the date of this Purchase Agreement and as of the Closing Date.

     5.1  Organization and Standing.  BII is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Delaware. BII has all requisite power and authority necessary to own, lease and operate its properties and assets and to carry on its business in the manner and in the locations as presently conducted. Copies of the Restated Certificate of

Incorporation of BII (as certified by the Secretary of State of the State of Delaware, the "Restated Certificate") and Bylaws of BII have been delivered to Sega Ozisoft and are accurate and complete as of the date hereof.

      5.2  Authorization.  BII has the full power and authority (corporate and
           -------------
other) to enter into, execute and deliver this Purchase Agreement and to perform all of the transactions contemplated hereby and all of its obligations hereunder. All corporate proceedings have been taken and all corporate authorizations have been obtained which are necessary to authorize the execution, delivery and performance by BII of this Purchase Agreement. This Purchase Agreement has been duly and validly executed and delivered by BII and constitutes a valid and binding obligation of BII, enforceable against BII in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally from time to time in effect.

     5.3  BII Australia.  BII owns all of the outstanding capital stock of BII-
          -------------
Australia. There are no outstanding options, contracts, commitments, warrants, preemptive rights agreements or other rights of any character affecting or relating in any manner to the issuance of any equity securities of BII-Australia, or entitling any person or entity to acquire any equity securities of BII-Australia, including options granted under any stock option or incentive plan.

     5.4  Capitalization.  BII is authorized by its Restated Certificate to
          --------------
issue up to 10,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock which may be issued in one or more series. Immediately prior to the Closing, 1,000,000 shares of Common Stock will be issued and outstanding and no shares of Preferred Stock will be issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully-paid and non-assessable. Except as set forth on Schedule
                                                                      --------
"A", there are no outstanding options, contracts, commitments, warrants,
---
preemptive rights agreements or other rights of any character affecting or relating in any manner to the issuance of the Common Stock, Preferred Stock or other equity securities of BII, or entitling any person or entity to acquire any of the Common Stock or other equity securities of BII, including options granted under any stock option or incentive plan.

     5.5  Issuance Conversion Shares.  The  Conversion Shares to be issued to
          --------------------------
Sega Ozisoft upon conversion of the Note have been duly and validly authorized, and if and when delivered, will be duly and validly issued, fully paid and non-assessable, and will be free of any Liens or restrictions (other than those imposed pursuant to this Purchase Agreement and under the Securities Act or applicable state securities or blue sky laws).

     5.6  Offering.  Assuming the truth, accuracy and completeness of the
          --------
representations and warranties of Sega Ozisoft set forth in Section 4 of this Purchase Agreement, the offer, sale and issuance to Sega Ozisoft of the Conversion Shares, constitute, and will constitute, transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and BII has obtained (or is exempt from the requirement to obtain) all qualifications, permits and other consents required by all applicable state laws governing the offer, sale and issuance of securities.

6.   FURTHER AGREEMENTS OF THE PARTIES

     6.1  Confidentiality.  BII and Sega Ozisoft hereby acknowledge to and agree
          ---------------
with the other that any and all information which has been disclosed by one to the other, its employees, consultants, agents and stockholders during the discussions and negotiations leading to the execution of this Purchase Agreement, and all information to be disclosed by one to the other, its employees, consultants and agents and stockholders, during the period commencing on the date of execution of this Purchase Agreement through the Closing or termination of this Purchase Agreement, shall constitute confidential information and trade secrets of the disclosing party, and as such are secret, confidential and unique and constitute the exclusive trade secrets and property of such party. Such information has been made known and available to the other party and its respective employees, consultants and agents strictly in connection with the negotiation and execution of this Purchase Agreement and the consummation of the transactions provided for herein. Each party hereby acknowledges and agrees that any use or disclosure of any such confidential information or trade secrets, other than pursuant to or as allowed by this Purchase Agreement, would be wrongful and could cause irreparable injury to the other. Accordingly, each party hereby expressly agrees, for itself and on behalf of its stockholders and directors, if any, and its principal officers, managers, employees, agents, consultants and representatives, that it and they will not at any time prior to the Closing or at any time thereafter, use or disclose, other than in accordance with the terms and provisions of this Purchase Agreement, any of such confidential information or trade secrets; provided, that BII or Sega Ozisoft may use or disclose such confidential
--------
information or secrets of the other without restriction if such information or secrets (i) were or are available to such party on a non-confidential basis from a source other than the other party; or (ii) were or become generally available to the public; and provided, further, that if BII or Sega Ozisoft are requested
                   --------  -------
or required (by interrogatories, requests for information or documents, subpoena or similar process) to disclose any of such information or secrets of the other, such disclosure, may be made without liability hereunder. Notwithstanding the foregoing, no provision of this Section 6.1 shall in any manner whatsoever prevent or inhibit BII from using or disclosing any such confidential information relating to the Purchased Assets in any manner BII shall deem fit from and after the Closing; provided further, Sega Ozisoft hereby agrees, for
                            -------- -------
Sega Ozisoft, Sega Ozisoft's affiliates, officers, managers, employees, agents, consultants and representatives, that they will not at any time from and after the Closing Date use or disclose any such confidential information which either
(i) concerns BII, or its business or operations or (ii) relates to the SAND Assets. Each party acknowledges that, in the event of a violation by the other of the terms and provisions of this Section 6.1, the remedies at law would not be adequate; and accordingly, in such event such party may proceed to protect and enforce its rights under this Section 6.1 by a suit in equity for specific performance hereof, or for an injunction against the violation hereof. This confidentiality provision supersedes all other confidentiality agreements or provisions, contained in any document or agreement, entered into between BII and Sega Ozisoft.

     6.2  Employment
          ----------

          (a.) BII may prior to the Closing Date deliver a letter to chosen employees of SAND ("Employee") incorporating an offer to transfer with the SAND Assets and offering employment on the same terms and conditions within BII-Australia as those on which the Employee is then employed and carrying across the then current on-going Employee benefits provided by Sega Ozisoft together with any additional statutory requirements so that a SAND employee who accepts the offer of employment under this clause ("Transferring Employee") would be deemed a 'transferred employee' under Division 6 of the New South Wales Industrial Relations Act 1991, Australia.

          (b.) On or before the last business day prior to the Closing Date Sega Ozisoft shall pay to BII in respect of each Transferring Employee an amount equal to the sum of all amounts due to those Employees as at the Closing Date in respect of accrued wages, salaries, allowances, annual leave inclusive of any leave loading and other emoluments accrued by the Transferring Employees as at the Closing Date.

          (c.) On and from the Closing Date BII must in relation to each Transferring Employee be responsible for and keep Sega Ozisoft indemnified against claims made against Sega Ozisoft by the relevant Transferring Employee for wages, salary, annual leave entitlement, holiday pay, sick leave, long service leave and other allowances accumulated by the Transferring Employee during his or her employment with Sega Ozisoft and treat that Transferring Employee and deal with every such entitlement as if the entitlement had been accrued by the Transferring Employee while in the employment of BII.

     6.3  Public Offering.  BII shall keep Sega Ozisoft informed with respect to
          ---------------
the process of selection of a managing underwriter for the Offering and cause BII to allow Sega Ozisoft to participate in any road show. While participating in any road show relating to the Offering, Mark Dyne, Kevin Bermeister and Anthony Rose shall act as representatives of BII and not as representatives of Sega Ozisoft or Sega Enterprises Japan. Sega Ozisoft shall cooperate and take such actions, provide such financial statements of SAND and other information and assistance, and execute all such further instruments and documents as BII may reasonably request to permit BII prepare all registration statements and other filings necessary or desirable to register the proposed underwritten initial public offering of Common Stock of BII (the "Offering") under the laws of the United States. Sega Ozisoft will assist BII in the conduct of any road shows. Sega Ozisoft has reviewed the letter discussing pre-offering publicity (a copy of which is attached as Schedule "B" hereto), and agrees to conduct
                                ------------
itself, and cause its employees, consultants, agents and stockholders to conduct themselves, in a manner consistent with such letter. Specifically, Sega Ozisoft agrees not to make any statements regarding the proposed public offering and to refer all inquiries concerning BII or relating to the proposed public offering to BII. Sega Ozisoft agrees to enter into a lock-up agreement with the underwriters of the proposed public offering whereby it agrees not to sell the Conversion Shares for such period of time from and after the effective date of such public offering as may be requested by such underwriters, which shall not be longer than 12 months.

     6.4 Sega Ozisoft shall fund the operations of SAND through the closing of the initial public offering of shares of Common Stock of BII (the "IPO Closing"). BII shall reimburse Sega Ozisoft for expenses incurred to fund the operations of SAND for the period commencing August 1, 1996 and terminating on the October 31, 1996, in excess of A$75,000 per month (the "Initial Excess Amount"). BII shall reimburse Sega Ozisoft for all expenses incurred to fund the operations of SAND for the period commencing November 1, 1996 through the IPO Closing (collectively with the Initial Excess Amount, the "Excess"). BII shall pay the Excess to Sega Ozisoft promptly after the IPO Closing upon receipt from Sega Ozisoft of documentation setting forth in reasonable detail the amount and nature of each expense in the Excess.

     6.5  Cyberswine Royalty.  BII shall pay to Sega Ozisoft a royalty of 12.5%
          ------------------
of Adjusted Gross Receipts on the Cyberswine multipath movie, exclusive of any sequels thereto, any merchandising thereof and any adaption to linear video product. The royalty shall be paid with respect to each calendar quarter on the 45th day following the last day of that calendar quarter. "Adjusted Gross Receipts" is gross receipts received by BII or any affiliate of BII on the Cyberswine multipath movie, exclusive of any sequels thereto, any merchandising thereof and any adaption to linear video product, and after deducting any royalties and fees payable to Cyberswine licensors.

     6.6  Further Cooperation.  Sega Ozisoft shall cooperate with any efforts by
          -------------------
BII to employ the employees and retain the services of consultants of SAND; provided that Sega Ozisoft will have no liability if the employees or consultants elect not to accept employment with BII.

     6.7  Board Representation.  So long as Sega Ozisoft maintains ownership of
          --------------------
at least 7% of the outstanding equity securities of BII, BII will use its best efforts to cause a nominee of Sega Ozisoft reasonably acceptable to be nominated by the Board of Directors of BII for election as a director of BII so that Sega Ozisoft has either one representative on the Board of Directors of BII or one representative nominated for election at the succeeding annual stockholders meeting so long as Sega Ozisoft maintains ownership of at least 7% of the outstanding equity securities of BII.

     6.8  Nature and Survival of Representations and Warranties.   All
          -----------------------------------------------------
representations and warranties of the Sega Ozisoft and BII shall survive the Closing of this Purchase Agreement.

7.   REGISTRATION RIGHTS

     7.1  Piggyback Registration.  If, at any time during the period commencing
          ----------------------
on the date that is 180 days from the IPO Closing, BII shall propose to register any shares of Common Stock (but excluding any shares or securities being registered pursuant to Form S-8 or Form S-4 or any successor form thereto), BII shall (i) give Sega Ozisoft written notice, or telegraphic, telecopy or telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration at least 20 business days prior to the filing of such registration statement and, (ii) upon written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, given to BII by Sega Ozisoft within 15 days after the giving of such written confirmation or written notice by BII, BII shall include or cause to be included in any such regis tration statement all or such portion of the Conversion Shares as Sega Ozisoft may request; provided, however, that BII may at any time
                             --------  -------
withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of the Common Stock originally proposed to be registered; and provided further, that in connection
                                          ----------------
with any registered public offering involving an underwriting, the managing underwriter may (if in its reasonable opinion marketing factors so require) limit the number of securities (including any Conversion Shares) included in such offering (other than securities of BII). In the event of any such limitation, the total number of Conversion Shares to be offered for the account of Sega Ozisoft in the registration shall be reduced in proportion to the respective number of shares requested to be included therein by all holders of BII's Common Stock (other than BII) entitled to include shares of Common Stock in the registration to the extent necessary to reduce the total number of shares proposed to be registered to the number of shares recommended by the managing underwriter.

     7.2  BII's Obligations in Piggyback Registration.  The following provisions
          -------------------------------------------
shall also be applicable at the sole cost and expense of BII in the case of registrations under Section 7.1:

          (a.) Following the effective date of such registration statement, BII shall, upon the request of Sega Ozisoft, forthwith supply such number of prospectuses meeting the requirements of the Securities Act as shall be requested by Sega Ozisoft to permit it to make a public distribution of all of its Conversion Shares, provided that Sega Ozisoft shall from time to time furnish BII with such appropriate information (relating to the intentions of Sega Ozisoft) in connection therewith as BII shall request in writing.

          (b.) BII shall bear the entire cost and expense of the registration of securities provided for in this Section (but not the selling expenses of Sega Ozisoft).

          (c.) BII shall indemnify and hold harmless Sega Ozisoft from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus included therein required to be filed or furnished by reason of this Section or otherwise or in any application or other filing under, the Securities Act or any other applicable Federal or state securities law, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any such registration statement, prospectus, application or other filing) or necessary to make the statements therein not misleading, to which such person may become subject, or any violation or alleged violation by BII to which such Person may become subject, under the Securities Act, the Exchange Act, or other Federal or state laws or regulations, at common law or otherwise, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon and in strict conformity with written information furnished to BII by such person expressly for use therein; provided however, that Sega Ozisoft shall
                                       -------- -------
at the same time indemnify BII, its directors, each officer signing the related registration statement, and each person, if any, who controls BII within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus included therein required to be filed or furnished by reason of this Section, or otherwise or in any application or other filing under, the Securities Act or any other applicable Federal or state securities law, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any such registration statement, prospectus, application or other filing) or necessary to make the statements therein not misleading, to which such person may become subject, or any violation or alleged violation by Sega Ozisoft to which BII, its directors, each officer signing the related registration statement, and each person, if any, who controls BII within the meaning of the Securities Act, may become subject, under the Securities Act, the Exchange Act, or other Federal or state laws or regulations, at common law or otherwise, to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon and in strict conformity with written information furnished to BII by Sega Ozisoft expressly for use therein.

          (d.) In the event any person entitled to indemnification hereunder receives in writing a complaint, claim or other written notice of any loss, claim, damage, liability or action giving rise to a claim for indemnification under Section 7.2(c), the person claiming indemnification under Section 7.2(c) shall promptly notify the person or persons against whom indemnification is sought (the "Indemnitor") of such complaint, notice, claim or action, and the Indemnitor shall have the right to investigate and defend any such loss, claim, damage, liability or action. The person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnitor. In no event shall the Indemnitor be obligated to indemnify any person for any settlement of any claim or action effected without the Indemnitor's consent, which consent shall not be unreasonably withheld.

8.   TAXES

     8.1  Payment of Taxes, Filing of Returns.   Sega Ozisoft shall remain
          -----------------------------------
liable for the filing of all tax returns and reports and for the payment of all federal, state and local taxes of Sega Ozisoft relating to the operation of the Purchased Assets on or prior to the Closing Date and Sega Ozisoft shall remain so liable for the payment of all of its taxes attributable to or relating to the consummation of the transactions contemplated herein, and shall indemnify and hold BII and it affiliates harmless from and against all liability in connection therewith.

     8.2  Sales Taxes.  Sega Ozisoft shall bear all responsibility for stamp,
          -----------
sales, use, value added or other similar taxes, if any, arising out of the consummation of the transactions herein pro-vided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

9.   MISCELLANEOUS

     9.1  Notices.  All notices, requests, demands and other communications
          -------
(collectively referred to in this Section 8.1 as "Notices") given or made pursuant to this Purchase Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by facsimile transmission, or otherwise actually delivered to the following addresses:

          (a)  if to BII, to:

               Brilliant Interactive, Inc.
               c/o Murray Markiles, Esq
               Troop Meisinger, Steuber & Pasich, LLP
               10940 Wilshire Blvd.
               Los Angeles CA 90024
               USA

          (b)  if to Sega Ozisoft, to:

               Sega Ozisoft Pty. Ltd.
               Building A
               Southern Industrial Estates
               200 Coward Street
               Mascot, NSW 2020
               Australia

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two days from the date of deposit in the United States mails, unless sooner received. Any of the parties to this Purchase Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

     9.2  Specific Performance.  Sega Ozisoft acknowledges that the SAND Assets
          --------------------
are unique to the requirements of the BII and that BII will have no adequate remedy at law if Sega Ozisoft shall fail to perform its obligation to deliver to BII the SAND Assets hereunder. In such event, BII shall have the right, in addition to any other rights it may have, to specific performance of this Purchase Agreement.

     9.3  MOU Superseded.  This Purchase Agreement replaces and supersedes that
          --------------
certain Memorandum of Understanding, dated as of June 12, 1996, by and between Sega Ozisoft and BII-Australia which, upon execution of this Purchase Agreement shall be terminated in its entirety.

     9.4  Successors and Assigns. This Purchase Agreement shall be binding upon
          ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns.

     9.5  Waiver and Amendment.  No provision of this Purchase Agreement may be
          --------------------
waived unless in writing signed by all the parties to this Purchase Agreement, and waiver of any one provision of this Purchase Agreement shall not be deemed to be a waiver of any other provision. This Purchase Agreement may be amended only by a written agreement executed by the parties to this Purchase Agreement.

     9.6  GOVERNING LAW.  THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     9.7  Captions; Certain Terms; Presumptions Regarding Drafting Party.  The
          --------------------------------------------------------------
various captions and headings contained in this Purchase Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Purchase Agreement. As used in this Purchase Agreement, the terms "Section," "Schedule" or "Exhibit" shall be interpreted as referring to the Sections, Schedules and Exhibits contained in or attached to this Purchase Agreement, unless otherwise specified. As used in this Purchase Agreement, the term "including" means "including but not limited to" unless otherwise specified; the word "or" means "and/or." Any rule or provision of law which provides that a contract or agreement is to be construed against the author of the contract or agreement shall not apply to this Purchase Agreement.

     9.8  Counterparts.  This Purchase Agreement may be executed in any number
          ------------
of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.9  Costs and Attorneys' Fees.  If any action, suit or other proceeding is
          -------------------------
instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Purchase Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     9.10  Third Party Beneficiaries.  The provisions of this Purchase Agreement
           -------------------------
are for the benefit of the BII and Sega Ozisoft and their respective affiliates specifically referenced herein, and are not for the benefit of any other person or entity.

     9.11  Expenses.  Except as otherwise provided in this Purchase Agreement
           --------
each of the parties shall pay its own expenses incurred in connection with the preparation of this Purchase Agreement and the consummation of the transactions contemplated hereby and all documents reasonably necessary to effectuate the terms and intent of this Purchase Agreement.

     9.12  Severability.  Whenever possible, each provision of this Purchase
           ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Purchase Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Purchase Agreement.

     9.13  Rights Cumulative.  No right granted to the parties under this
           -----------------
Purchase Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Purchase Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

     9.14  Entire Agreement.  This Purchase Agreement and the Schedules,
           ----------------
Exhibits and other writings and agreements specifically identified herein contain the entire agreement between BII and Sega Ozisoft with respect to the transactions contemplated hereby and supersede and shall be interpreted independently of any previous agreements, commitments, understandings and negotiations between the parties, written or oral, relating to the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Purchase Agreement to be executed on its behalf all as of the day and year first above written.

     EXECUTED by the parties at Los Angeles, California as an agreement as of the date first above written:

SIGNED FOR BY SEGA OZISOFT PTY LIMITED

by the representative in the presence of:

/s/ Yasushi Okue                           /s/ Tsuneo Naibo
----------------------------------------   ------------------------------------
Witness                                    Representative

Yasushi Okue                               Tsuneo Naibo
----------------------------------------   ------------------------------------
Name (please print)                        Name (please print)

SIGNED FOR BY BRILLIANT INTERACTIVE, INC.

by the representative in the presence of:

                                           /s/ Diana Maranon
----------------------------------------   ------------------------------------
Witness                                    Representative

                                           Diana Maranon
----------------------------------------   ------------------------------------
Name (please print)                        Name (please print)



FOR PURPOSES OF SECTION 8.3 ONLY:

SIGNED FOR BY BRILLIANT INTERACTIVE  PTY LIMITED

by the representative in the presence of:

                                           /s/ Mark Miller
----------------------------------------   ------------------------------------
Witness                                    Representative

                                           Mark Miller
----------------------------------------   ------------------------------------
Name (please print)                        Name (please print)

                      SCHEDULE "B" -- LETTER RE PUBLICITY
                      -----------------------------------

                             SCHEDULE "C" -- NOTE
                             --------------------


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.


                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
                         8% MANDATORY CONVERTIBLE NOTE


U.S. $1,500,000                                     September 30, 1996


     Subject to the terms and conditions of this 8% Convertible Note (the "Note"), Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), for value received, promises to pay to the order of Sega Ozisoft, Pty. Ltd., a corporation formed under the laws of New South Wales, Australia, or its registered assigns (the "Noteholder"), whose address is set forth in Section
8.3 below, the principal amount of U.S. $1,500,000, plus simple interest on the unpaid principal balance from the date hereof at the rate of eight percent (8%) per annum. Such principal amount plus all accrued but previously unpaid interest will be due and payable on the first anniversary of the Note Date.

     Principal and interest payable hereunder shall be paid to the Noteholder in lawful money of the United States of America by wire transfer to such bank account or at such other address or location as shall be specified by the Noteholder. Overdue interest shall bear interest at the rate of eight percent (8%) per annum from the date on which it is due until paid.

     This Note is issued pursuant to that certain Asset Purchase Agreement dated of even date herewith between the Company and the Noteholder (the "Agreement").

     The following is a statement of the rights of the Noteholder and the terms and conditions to which this Note is subject, and to which the Company and the Noteholder, by the acceptance of this Note, agree.

     1.   Definitions.  As used in this Note, the following terms, unless the
          -----------
context otherwise requires, shall have the following meanings:

          1.1  "Company" shall mean the Company and shall include any
                -------
corporation that shall succeed to or assume the obligations of the Company under this Note.

          1.2  "Common Stock" shall mean the Common Stock, par value $0.001 per
                ------------
share, of the Company.

          1.3  "Note Date" shall mean the date on which this Note was originally
                ---------
issued, which is set forth on the first page of this Note in the heading.

          1.4 Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

     2.   Mandatory Conversion.
          --------------------

          2.1  Conversion.  On the terms and subject to the conditions set forth
               ----------
in this Note, effective at such time (the "Conversion Time") as the Securities and Exchange Commission declares effective the Company's initial underwritten public offering of Common Stock (the "Offering") the entire unpaid principal amount of this Note shall be automatically and without notice or any other action by the Company convert into 780,001 shares of Common Stock (the "Conversion Shares").

          2.2  Conversion Time.  Conversion of this Note pursuant to this
               ---------------
Section 2 shall be deemed effective upon the Conversion Time.

          2.3  Mechanics and Effect of Conversion.  At its expense, the Company
               ----------------------------------
shall, as soon as practicable after the conversion of this Note, issue and deliver to the Noteholder a certificate or certificates for the number of Conversion Shares to which the Noteholder shall be entitled upon such conversion. Upon conversion of this Note, the Company shall be forever released from its obligation to pay any and all of the principal amount of this Note, and from its obligation to pay all accrued but previously unpaid interest on such principal amount.

               2.3.1  Regulatory Compliance.  If any of the Conversion Shares
                      ---------------------
require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered to the registered holder thereof upon conversion, the Company will, as expeditiously as possible and at its expense, endeavor to secure such registration, listing or approval.

               2.3.2  Charges, Taxes and Expenses.  Issuance of a certificate
                      ---------------------------
for Conversion Shares upon the conversion of this Note shall be made without charge to the Noteholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificate shall be issued in the name of the Noteholder or, subject to satisfaction of the provisions of Section 3.5 of the Agreement, in such name or names as may be directed by the Noteholder.

          2.4  Adjustment to Conversion Price.  If the Company should at any
               ------------------------------
time or from time to time after the Note Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), and provided that such stock split, dividend or other distribution is actually effected, the number of Conversion Shares issuable upon conversion of this Note shall be appropriately increased in proportion to such increase in the number of outstanding shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the Note Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of Conversion Shares issuable on conversion of this Note shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

          2.5  No Impairment.  The Company will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 in order to protect the conversion rights of the Noteholder from impairment.

          2.6  Miscellaneous Conversion Price Matters.  The Company shall at all
               --------------------------------------
times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of this Note and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock to the Noteholder upon the conversion of this Note. The Company also hereby covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Common Stock upon conversion of this Note.

     3.   Treatment of Note.  To the extent permitted by generally accepted
          -----------------
accounting principles consistently applied, the Company shall treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

     4.   Events of Default.  If any of the following events shall occur and be
          -----------------
continuing (each individually referred to as an "Event of Default"), the Noteholder may declare the entire unpaid principal and accrued interest on this
Note immediately due and payable, without any
other presentment, demand, protest or other notice of any kind or character, all of which are hereby expressly waived; provided, however, that with respect to
                                      --------  -------
the Events of Default described in Sections 4.2 and 4.3 below, the unpaid principal and accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the
Company:

          4.1  Principal or Interest.  (a) Any default in the payment of any
               ---------------------
part of the interest of this Note shall occur and such default shall be continuing uncured or unwaived for 30 days after the Noteholder has given the Company written notice thereof or (b) the Company's failure to observe any covenant or other provision contained in this Note or the Agreement and such failure of observation shall be continuing uncured or unwaived for 30 days after the Noteholder has given the Company written notice thereof;

          4.2  Involuntary Bankruptcy.  Within 270 days after the commencement
               ----------------------
of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceeding shall thereafter be set aside, or within 270 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

          4.3  Voluntary Bankruptcy.  The Company shall have commenced a
               --------------------
voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official, of the Company or for any substantial part of its property, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due or shall have admitted in writing its inability to pay its debts generally as they become due, or shall have taken any corporate action in furtherance of any of the foregoing.

     5.   Remedies.  If any Events of Default shall have occurred and be
          --------
continuing, the Noteholder may proceed to protect and enforce its rights under this Note by an action in law, suit in equity or other appropriate proceeding, whether for specific performance of any agreement contained in this Note or in the Agreement or for an injunction against a violation of any terms of this Note or of the Agreement or in aid of the exercise of any power granted by this Note, the Agreement or by law. In case any action is brought arising from a breach of any provision of this Note, the non-prevailing party shall pay to the prevailing party all of the prevailing party's fees and expenses, including without limitation reasonable attorneys' fees, relating to such action. No course of dealing and no delay on the part of the Noteholder in exercising any right shall operate as a waiver thereof or otherwise prejudice the Noteholder's rights, powers or remedies. No right, power or remedy conferred by this Note or by the

Agreement upon the Noteholder shall be exclusive of any right, power or remedy referred to in this Note or the Agreement, or now or hereafter available at law, in equity, by statute or otherwise.

     6.   Unpaid Interest.  In case any one or more Events of Default shall
          ---------------
occur and be continuing, any due but unpaid interest shall continue to remain due and accrue interest thereon at the rate of eight percent (8%) per annum from the date on which it is due until paid.

     7.   No Shareholder Rights.  This Note shall not entitle the Noteholder to
          ---------------------
any voting rights or other rights as a shareholder of the Company, prior to conversion hereof.

     8.   Miscellaneous.
          -------------

          8.1  Successors and Assigns.  Subject to the foregoing terms and
               ----------------------
conditions, and to the restrictions on transfer described in the Agreement, the rights and obligations of the Company and the Noteholder shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, transferees, successors and assigns of the Company and the Noteholder.

          8.2  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

          8.3  Notices.  Except as otherwise provided herein, all communications
               -------
hereunder shall be in writing or by either telecopier or telegraph and, if to the Company, shall be mailed, telecopied or telegraphed or delivered to Brilliant Digital Entertainment, Inc., c/o Murray Markiles, Esq., Troop Meisinger Steuber & Pasich, LLP, 10940 Wilshire Blvd., Los Angeles CA 90024 (telecopier: (310) 443-8601); and if to the Noteholder, shall be mailed, telecopied, telegraphed or delivered to Sega Ozisoft Pty. Ltd., Building A, Southern Industrial Estates, 200 Coward Street, Mascot, NSW 2020 Australia (telecopier: 01161296693410) Attention: President. All notices given by telecopy or telegraph shall be promptly confirmed by letter. Any party hereto may by notice so given change its address for future notice hereunder.

          8.4  Severability.  In case any provision of this Note shall be
               ------------
invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable, the intent of the parties, and the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby.

          8.5  Waiver and Amendment.  Any provision of this Note may be amended,
               --------------------
waived or modified upon the written consent of the transferee, successor or assign of the Noteholder.

          8.6  Lost, Stolen, Mutilated or Destroyed Note.  If this Note is lost,
               -----------------------------------------
stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Note, include the surrender and cancellation thereof), issue a new Note of like denomination and tenor as the Note so lost, stolen, mutilated or destroyed.

          8.7  Titles and Headings.  The titles and headings contained in this
               -------------------
Note are intended for reference and shall not by themselves determine the construction or interpretation of this Note.

          8.8  Entire Agreement.  This Note, the Agreement and the other
               ----------------
documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement between the parties with respect to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


                                       Brilliant Digital Entertainment, Inc.

                                       /s/ Diana Maranon
                                       --------------------------

                                       By:   Diana Maranon
                                       Its:  Secretary